Exhibit 99.1

Safe Harbor Financial Reports First Quarter 2026 Results and Provides Corporate Update

First Quarter 2026 Revenue of Approximately $2.0 Million, Up 2.2% Year Over Year

Loan Program Income Up 55.6% Year Over Year to Approximately $0.8 Million

Total Operating Expenses Down 4.7% Year Over Year

Cash and Cash Equivalents of $5.9 Million and Stockholders’ Equity of $6.7 Million as of March 31, 2026

DENVER, CO (May 18, 2026): SHF Holdings, Inc., d/b/a Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leading fintech platform serving the banking, lending, and financial services needs of the regulated cannabis and hemp industries, today announced its financial results for the first quarter ended March 31, 2026.

“Our first quarter results reflect meaningful progress across the core drivers of our business. Loan program income grew more than 55% year over year, validating the economics of our restructured PCCU agreement, and total revenue was ahead of the prior year period,” said Terrance Mendez, Chief Executive Officer and Chief Financial Officer of Safe Harbor. Operating expenses came down year over year, and we ended the quarter with $5.9 million in cash and cash equivalents and $6.7 million in stockholders’ equity, compared to a stockholders’ deficit of ($16.9) million just twelve months ago. This represents a fundamental transformation of our balance sheet, and it gives us a durable foundation on which to execute.”

Mr. Mendez continued, “the operational progress we made during and after the quarter reinforces the breadth of what Safe Harbor is building. We expanded into insurance and retirement solutions, broadened our payments portfolio, and launched a full-spectrum lending platform spanning everything from commercial real estate, working capital, equipment financing, revenue-based lending, accounts receivable financing, bridge financing, sale-leaseback transactions, business acquisition financing, and loan syndications.

On the regulatory front, Mr. Mendez added, “the Department of Justice’s April 23 order placing state-licensed medical cannabis on Schedule III and the expedited DEA hearing scheduled for June 29-July 15 on rescheduling adult use cannabis represent the most consequential federal cannabis policy developments in more than half a century. While the timing and ultimate scope of further federal action remains uncertain, we believe the direction is clear and we believe Safe Harbor is uniquely positioned to benefit. As Section 280E relief reaches state-licensed medical operators and as additional financial institutions evaluate whether to enter the cannabis banking market, we expect the addressable market for our compliance platform to expand in two ways: directly, through healthier and better-capitalized cannabis customers, and indirectly, through new financial institution partners that need the regulatory infrastructure we have spent more than a decade building.”

“We enter the remainder of 2026 with a stronger balance sheet, a broader platform and a more favorable regulatory backdrop than at any point in our history,” Mr. Mendez concluded. “We have facilitated more than $35 billion in cannabis-related transactions across 41 states and territories and have successfully navigated more than 25 state and federal regulatory examinations Our ambition is to be the financial platform that cannabis and hemp operators reach for first, and the compliance backbone that financial institutions entering this market rely on. The remainder of 2026 is about disciplined execution against that ambition, and the foundation we now have in place gives us a clear path to pursue it.”

Q1 2026 Operational Highlights

●	Cannabis Insurance Solutions (January 2026): Expanded client offerings through partnerships with Frontier Risk and AlphaRoot, providing access to tailored property, liability, workers compensation and risk management products via the Safe Harbor Advantage Partner Network.
●	Payments Portfolio Expansion (January 2026): Added Lüt and GreenCard to the payments lineup, introducing closed-loop, ACH-debit and end-to-end payment infrastructure and extending coverage across every major cannabis payment method.
●	Second Amended PCCU Agreement (February 2026): Extended the PCCU partnership through December 2031, increasing Safe Harbor’s share of loan interest income to up to 65% (from approximately 37%), generating an expected $9 million or more in incremental revenue over the term, reducing asset hosting fees by approximately 23% annually and including a retroactive payment of approximately $400,000.
●	Emerging Market Deposit Growth (March 2026): Average deposit balances in emerging US markets grew 29% year over year, adding more than 100 new customer depository accounts and bringing emerging markets to 31% of the Company’s total average deposit balances.

Subsequent Operational Highlights

●	Safe Harbor Retirement Plan Launch (April 2026): Leveraging our history of providing fully transparent, cannabis friendly and compliant banking solutions, we introduced a purpose-built fully transparent and compliant pooled employer 401(k) plan that provides state-legal cannabis businesses with access to stable, retirement benefits and extends the Safe Harbor platform into the employee financial lifecycle.
●	Federal Cannabis Rescheduling (April 2026): Following the Acting Attorney General’s order moving qualifying state-licensed medical marijuana to Schedule III, Safe Harbor identified meaningful potential benefits to its business, including improved operator cash flow from the elimination of Section 280E tax obligations which may drive stronger deposit quality, reduce account churn and expand total addressable market as more financial institutions explore cannabis banking.
●	Expanded Lending Platform (April 2026): Broadened financing capabilities for cannabis-related businesses nationwide to include commercial real estate loans, working capital and term loans, equipment financing, revenue-based lending, accounts receivable financing, bridge financing, sale-leaseback transactions, business acquisition financing and loan syndications, supported by a network of private credit funds, family offices and institutional partners.

Balance Sheet Highlights

	March 31, 2026 (Unaudited)	December 31, 2025
Cash and Cash Equivalents	$5,897,470	$6,779,040
Total Assets	$15,687,691	$17,207,024
Total Liabilities	$8,962,410	$8,971,116
Total Stockholders’ Equity	$6,725,281	$8,235,908

First Quarter 2026 Income Statement Highlights

	Three Months Ended March 31, 2026 (Unaudited)	Three Months Ended March 31,2025 (Unaudited)
Total Revenue	$1,975,439	$1,932,352
Total Operating Expenses	$3,738,795	$3,923,847
Operating Loss	$(1,763,356)	$(1,991,495)
Net Loss	$(1,779,217)	$(827,199)

●	Revenue was approximately $2.0 million in the first quarter of 2026, a 2.2% increase compared to approximately $1.9 million in the first quarter of 2025.
●	Loan program income was approximately $0.8 million for the first quarter of 2026, an increase of 55.6% compared to approximately $0.5 million in the first quarter of 2025. The growth reflects the benefit of the Second Amended Commercial Alliance Agreement with PCCU, effective October 1, 2025, which increased the Company’s share of loan program income to 65% from approximately 37% under the prior agreement.
●	Account fee income was approximately $0.9 million for the first quarter of 2026, a decrease of 19.0% compared to approximately $1.1 million the first quarter of 2025, primarily due to an increase in the popularity of our money market account offering and lower fees earned on merchant service partners.
●	Investment income was $0.2 million for the first quarter of 2026, compared to $0.3 million for the first quarter of 2025, a decrease of $0.05 million, or 17.8%. The net average daily investable deposit base grew to $45.0 million from $34.5 million between those periods, offset by a decline in the interest on reserve balance (IORB) rate from 4.40% to 3.65%.

●	Operating expenses for the first quarter of 2026 decreased by 4.7% to approximately $3.7 million, compared to $3.9 million in the first quarter of 2025. The decrease in operating expenses is attributable to a broad array of cost-cutting measures, driven primarily by lower professional service fees, lower compensation rates, lower non-cash stock-based compensation costs, and a credit benefit of $0.3 million as risk ratings improved on certain loans. Offsetting these were increases in operating expenses attributable to what we believe will be one-time increases in professional fees tied to incremental audit and marketing services, legal costs related to shareholder litigation and various SEC filings, and enhanced investments made in marketing, people and systems in line with our business strategy. In addition, we approved targeted increases in employee compensation, issued performance-based bonuses, and continue to accrue for executive deferred compensation.
●	Net loss was approximately ($1.8) million for the first quarter of 2026, compared to a net loss of approximately ($0.8) million for the first quarter of 2025. In the first quarter of 2025, the Company recognized a non-cash benefit of $1.1 million related to the change in the fair value of warrant liabilities, compared to a non-cash change in the fair value warrant of liabilities of $0.02 million for the first quarter of 2026.

For more information on the Company’s quarter ended March 31, 2026 financial results, please refer to our Form 10-Q filed with the U.S. Securities & Exchange Commission (the “SEC”) and accessible at www.sec.gov.

About Safe Harbor:

Safe Harbor is a cannabis-exclusive financial platform delivering smarter banking, lending, payments and business services tailored to how the cannabis industry actually operates. As one of the original pioneers of compliant financial operations support and cannabis banking consulting in the U.S., Safe Harbor has assisted in the processing of more than $35 billion in cannabis-related depository funds across 41 states and territories. Through its proprietary Cannabis Banking Solutions™ Platform and network of regulated financial institution partners, Safe Harbor empowers cannabis operators to gain clarity, control and confidence in their financial operations. From daily banking to long-term growth, Safe Harbor provides real solutions and personal support — built exclusively for cannabis. Safe Harbor is a financial technology company, not a bank. Banking services are provided by our partner financial institutions. For more information, visit shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements:

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S. and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; success or viability of new product and service offerings Safe Harbor may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Safe Harbor Investor Relations Contact:

ir@SHFinancial.org

Safe Harbor Media Relations Contact:

safeharbor@kcsa.com

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenue	$1,975,439	$1,932,352

Operating Expenses
Compensation and employee benefits	1,660,658	1,372,481
General and administrative expenses	1,068,400	990,826
Professional services	1,145,809	1,499,534
Rent expense	51,432	61,006
Amortization of contract asset	129,072	-
Credit benefit	(316,576)	-
Total operating expenses	3,738,795	3,923,847
Operating loss	(1,763,356)	(1,991,495)
Other income expenses
Change in the fair value of deferred consideration	-	161,000
Loss on ELOC share settlements	(27,880)	-
Interest expense	(4,580)	(112,786)
Change in fair value of warrant liabilities	16,599	1,116,082
Total other income expenses	(15,861)	1,164,296
Net loss	(1,779,217)	(827,199)
Deemed dividend on Series B Preferred Stock redemption	(87,612)	-
Net loss attributable to common stockholders	$(1,866,829)	$(827,199)
Weighted average shares outstanding, basic and diluted	4,353,099	2,786,538
Basic and diluted net loss per share	$(0.43)	$(0.30)

SHF Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2026	December 31, 2025

ASSETS
Current Assets:
Cash and cash equivalents	$5,897,470	$6,779,040
Accounts receivable – trade	30,267	31,376
Accounts receivable – related party	724,900	1,009,483
Prepaid expenses	787,189	862,400
Contract asset	516,283	516,283
Investment in preferred securities	1,424,983	-
Other current assets	3,000,000	3,000,000
Total Current Assets	12,381,092	12,198,582
Operating lease right to use asset	508,101	547,186
Investment in preferred securities	-	1,450,000
Prepaid expenses	330,386	414,329
Contract asset	2,452,345	2,581,417
Other assets	15,767	15,510
Total Assets	$15,687,691	$17,207,024

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$873,652	$189,828
Accounts payable-related party	161,751	171,365
Accrued expenses	1,072,132	1,310,463
Deferred revenue	15,518	15,415
Operating lease liability	185,899	181,963
Deferred consideration	3,000,000	3,000,000
Stand-ready guarantee liability	709,667	711,667
Financial indemnification liability	414,868	433,968
Other current liabilities	417,384	485,055
Total Current Liabilities	6,850,871	6,499,724
Warrant liabilities	23,021	39,620
Stand-ready guarantee liability	1,064,499	1,245,416
Financial indemnification liability	543,245	657,804
Operating lease liability	480,774	528,552
Total Liabilities	8,962,410	8,971,116
Commitment and Contingencies (Note 15)
Stockholders’ Equity
Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 111 shares issued and outstanding on March 31, 2026, and December 31, 2025, respectively	-	-
Series B Convertible Preferred Stock, 35,000 authorized, shares, par value $.0001, 30,808 shares issued and outstanding as of March 31, 2026 and December 31, 2025	3	3

Class A Common Stock, $.0001 par value, 1,000,000,000 and 130,000,000 shares authorized, 4,505,485 and 4,281,523 issued and outstanding on March 31, 2026, and December 31, 2025, respectively	451	428
Additional paid-in capital	131,420,587	131,152,020
Accumulated deficit	(124,695,760)	(122,916,543)
Total Stockholders’ Equity	$6,725,281	$8,235,908
Total Liabilities and Stockholders’ Equity	$15,687,691	$17,207,024

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For The Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,779,217)	$(827,199)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	-	1,441
Amortization of contract asset	129,072	-
Stock compensation expense	58,908	750,027
Loss on ELOC share settlements	27,880	-
Amortization of share-based consulting services	52,750	-
Amortization of marketing costs settled with common stock	-	50,000
Lease expense	(4,757)	892
Credit benefit	(316,576)	-
Change in the fair value of deferred consideration	-	(161,000)
Change in fair value of warrant liabilities	(16,599)	(1,116,082)
Changes in operating assets and liabilities:
Accounts receivable – trade	1,109	43,813
Accounts receivable – related party	284,583	333,947
Prepaid expenses	158,897	101,005
Accrued interest receivable	-	13,418
Other current liabilities	(110,689)	17,016
Accounts payable	683,824	126,924
Accounts payable – related party	(9,614)	82,220
Accrued expenses	(238,331)	(535,902)
Contract liabilities	103	(19,230)
Other assets	-	(236)
Net cash used in operating activities	(1,078,657)	(1,140,730)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from loan repayment	-	3,245
Proceeds from redemption of investment	25,017	-
Net cash provided by investing activities	25,017	3,245
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of senior secured promissory note	-	(255,765)
Proceeds from the sale of Class A Common Stock	172,070	-
Net cash provided by (used in) financing activities	172,070	(255,765)
Net decrease in cash and cash equivalents	(881,570)	(1,393,250)
Cash and cash equivalents – beginning of period	6,779,040	2,324,647
Cash and cash equivalents – end of period	$5,897,470	$931,397
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Reclassification of forward purchase receivable	$-	$4,584,221
Accrued redemption payable to Series B holders	43,018	-
Supplemental Disclosure of Cash Flows Information
Interest paid	$4,580	$113,561